                                                                EXHIBIT 7.5






                             STOCKHOLDERS AGREEMENT


                                  by and among


                        CENTRAL RESERVE LIFE CORPORATION


                                       and


                         THE SECURITY HOLDERS LISTED ON
                           THE SIGNATURE PAGES HEREOF










                            Dated as of July 1, 1998





================================================================================





                              Page 54 of 136 Pages

                                TABLE OF CONTENTS
                                -----------------


                                    ARTICLE I
                                   DEFINITIONS
                                   -----------



         1.1      Definitions...............................................  1
                  -----------
         1.2      Rules of Construction.....................................  3
                  ---------------------
         1.3      Other Definitions.........................................  3
                  -----------------

                                   ARTICLE II
                   CERTAIN OTHER ACTIVITIES; FIDUCIARY DUTIES
                   ------------------------------------------

         2.1      Other Activities of the Holders; Fiduciary Duties.........  4
                  -------------------------------------------------

                                   ARTICLE III
                             TRANSFERS OF SECURITIES
                             -----------------------

         3.1      Drag Along Rights.........................................  4
                  -----------------
         3.2      Tag Along Rights..........................................  5
                  ----------------
         3.3      Certain Events Not Deemed Transfers.......................  6
                  -----------------------------------
         3.4      Replacement of Securities.................................  6
                  -------------------------
         3.5      Restrictive Legend........................................  6
                  ------------------

                                   ARTICLE IV
                                   TERMINATION
                                   -----------

         4.1      Termination...............................................  7
                  -----------

                                    ARTICLE V
                                  MISCELLANEOUS
                                  -------------

         5.1      Notices...................................................  7
                  -------
         5.2      Legal Holidays............................................  8
                  --------------
         5.3      Governing Law.............................................  8
                  -------------
         5.4      Successors and Assigns....................................  8
                  ----------------------
         5.5      Duplicate Originals.......................................  8
                  -------------------
         5.6      Severability..............................................  8
                  ------------
         5.7      No Waivers; Amendments....................................  8
                  ----------------------




                              Page 55 of 136 Pages

                             STOCKHOLDERS AGREEMENT
                             ----------------------

         THIS STOCKHOLDERS AGREEMENT (this "AGREEMENT") dated as of July 1, 1998, is entered into by and among Central Reserve Life Corporation, an Ohio corporation (including its successors, the "COMPANY"), and the security holders listed on the signature pages of this Agreement.

         NOW, THEREFORE, for and in consideration of the premises, mutual covenants, and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

         1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "ACCREDITED INVESTOR" shall mean an "Accredited Investor," as defined in Regulation D, or any successor rule then in effect.

                  "AFFILIATE" shall mean, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by, or is under common control with that Person. For purposes of this definition, "CONTROL," and "CONTROLLED BY" when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise.

                  "AGREEMENT" shall mean this Agreement, as such from time to time may be amended.

                  "COMMON STOCK" shall mean shares of the Common Stock, without par value per share, of the Company, and any capital stock into which such Common Stock thereafter may be changed.

                  "COMMON STOCK EQUIVALENTS" shall mean, without duplication with any other Common Stock or Common Stock Equivalents, any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock and securities convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

                  "COMPANY" shall have the meaning set forth in the introductory paragraph hereof.

                  "CO-SELLER" shall have the meaning set forth in Section 3.1.

                  "FULLY-DILUTED COMMON STOCK" shall mean, at any time, the then outstanding Common Stock plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion, or exchange of all then outstanding Common Stock Equivalents.

                  "HOLDER" shall mean (i) a security holder listed on the signature page hereof and (ii) any direct or indirect transferee of any such security holder who shall become a party to this Agreement.

                  "IP BERMUDA" shall mean Insurance Partners Offshore (Bermuda), L.P., a Bermuda limited partnership.

                  "IP DELAWARE" shall mean Insurance Partners, L.P., a Delaware limited partnership.




                              Page 56 of 136 Pages

          "IP GROUP" shall mean IP Delaware, IP Bermuda, their respective Affiliates, the respective officers, directors, and employees (and members of their respective families and trusts for the primary benefit of such family members) of any of the foregoing, and any Person that is a limited partner of IP Delaware or IP Bermuda.

          "LEGAL HOLIDAY" shall have the meaning set forth in Section 5.2.

          "PARTICIPATION OFFER" shall have the meaning set forth in Section 3.2.

          "PERSON" or "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or government or other agency or political subdivision thereof.

          "REGULATION D" shall mean Regulation D promulgated under the Securities Act by the SEC.

          "REQUIRED HOLDERS" shall mean Holders who then own beneficially more than 66 2/3% of the aggregate number of shares of Common Stock subject to this Agreement.

          "SEC" shall mean the Securities and Exchange Commission.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "SIGNIFICANT DRAG SALE" shall have the meaning set forth in Section
     3.1.

          "SIGNIFICANT TAG SALE" shall have the meaning set forth in Section
     3.2.

          "SUBSIDIARY" of any Person shall mean (i) a corporation a majority of whose outstanding shares of capital stock or other equity interests with voting power, under ordinary circumstances, to elect directors, is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person, or by such Person and one or more subsidiaries of such Person, and (ii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person, or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or
     (y) the power to elect or direct the election of the directors or other governing body of such Person.

          "TRANSFER" shall mean any disposition of any Common Stock or any interest therein that would constitute a "sale" thereof within the meaning of the Securities Act.

         1.2 RULES OF CONSTRUCTION. Unless the context otherwise requires: (a) a term shall have the meaning assigned to it; (b) "OR" is not exclusive; (c) words in the singular shall include the plural, and words in the plural shall include the singular; (d) provisions apply to successive events and transactions; (e) the words "HEREOF," "HEREIN," "HEREUNDER," and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (f) words in the neuter or masculine gender shall include the feminine, masculine, and neuter genders; (g) all references to Articles and Sections refer to Articles and Sections of this Agreement; and (h) "INCLUDE" and derivatives thereof shall mean "including, without limitation."

         1.3 OTHER DEFINITIONS. Certain capitalized terms used in this Agreement, but not defined in this Article I, shall have the meanings set forth elsewhere in this Agreement.

                                   ARTICLE II
                   CERTAIN OTHER ACTIVITIES; FIDUCIARY DUTIES
                   ------------------------------------------




                              Page 57 of 136 Pages

         2.1 OTHER ACTIVITIES OF THE HOLDERS; FIDUCIARY DUTIES. It is understood and accepted that the Holders and their Affiliates have interests in other business ventures which may be in conflict with the activities of the Company and its Subsidiaries and that, subject to applicable law, nothing in this Agreement shall limit the current or future business activities of the Holders whether or not such activities are competitive with those of the Company and its Subsidiaries. Nothing in this Agreement, express or implied, shall relieve any officer or director of the Company or any of its Subsidiaries, or any Holder, of any fiduciary or other duties or obligations they may have to the Company's stockholders.


                                   ARTICLE III
                             TRANSFERS OF SECURITIES
                             -----------------------

         3.1      DRAG ALONG RIGHTS

                  3.1.1 APPLICABILITY. In connection with any Transfer by members of the IP Group of shares of Common Stock and/or Common Stock Equivalents representing more than twenty percent (20%) of the outstanding shares of Common Stock (provided, that for the purposes of such calculation, the following shares of Common Stock shall be deemed to be issued and outstanding: (i) any shares of Common Stock to be Transferred that are to be issued pursuant to the exercise or conversion of any Common Stock Equivalents and (ii) any shares of Common Stock underlying any Common Stock Equivalents that are to be Transferred) in any one transaction or series of related transactions (a "SIGNIFICANT DRAG SALE"), the IP Group shall have the right to require each non-selling Holder (each, a "CO-SELLER") to Transfer a portion of its Common Stock and/or Common Stock Equivalents which represents the same percentage of the Fully-Diluted Common Stock held by such Co-Seller as the shares of Common Stock and/or Common Stock Equivalents being disposed of by the IP Group represent of the Fully-Diluted Common Stock held by the IP Group. (For example, if the IP Group is selling sixty-five percent (65%) of its Fully-Diluted Common Stock position, each Co-Seller shall be required to sell sixty-five percent (65%) of its Fully-Diluted Common Stock position.) All Common Stock Transferred by Holders pursuant to this Section 3.1 shall be sold at the same price and time and otherwise treated identically with the Common Stock being sold by the IP Group in all respects.

                  3.1.2 NOTICE OF SIGNIFICANT DRAG SALE. IP Delaware, on behalf of the IP Group, shall give each Co-Seller at least thirty (30) days' prior written notice of any Significant Drag Sale as to which the IP Group intends to exercise its rights under this Section 3.1. If the IP Group elects to exercise its rights under this Section 3.1, the Co-Sellers shall take such actions as may be reasonably required and otherwise cooperate in good faith with the IP Group in connection with consummating the Significant Drag Sale (including the voting of any Common Stock or other voting capital stock of the Company to approve such Significant Drag Sale). At the closing of such Significant Drag Sale, each Co-Seller shall deliver certificates for all shares of Common Stock to be sold by such Co-Seller, duly endorsed for transfer, with the signature guaranteed, to the purchaser against payment of the appropriate purchase price.

         3.2      TAG ALONG RIGHTS

                  3.2.1 APPLICABILITY. In the event any Holder desires to effect a Transfer (other than a Transfer in an underwritten public offering pursuant to an effective registration statement under the Securities
         Act) of shares of Common Stock and/or Common Stock Equivalents representing more than twenty percent (20%) of the outstanding shares of Common Stock (provided, that for the purposes of such calculation, the following shares of Common Stock shall be deemed to be issued and outstanding: (i) any shares of Common Stock to be Transferred that are to be issued pursuant to the exercise or conversion of any Common Stock Equivalents and (ii) any shares of Common Stock




                              Page 58 of 136 Pages
          underlying any Common Stock Equivalents that are to be Transferred) in any one transaction or series of related transactions (a "SIGNIFICANT TAG Sale"), and the IP Group does not elect to exercise its rights (if any) under Section 3.1, then at least thirty (30) days prior to the closing of such Significant Tag Sale, such Holder shall make an offer (the "PARTICIPATION OFFER") to each Co-Seller to include in the proposed Significant Tag Sale a portion of its Common Stock and/or Common Stock Equivalents which represents the same percentage of such Co-Seller's Fully-Diluted Common Stock as the shares of Common Stock and/or Common Stock Equivalents being sold by such Holder represent of its Fully-Diluted Common Stock; PROVIDED, HOWEEVER, that, if the consideration to be received by such Holder includes any securities, only Co-Sellers who have certified to the reasonable satisfaction of such Holder that they are Accredited Investors shall be entitled to participate in such transfer, unless the transferee consents otherwise.

                  3.2.2 TERMS OF PARTICIPATION OFFER. The Participation Offer shall describe the terms and conditions of the proposed Significant Tag Sale and shall be conditioned upon (i) the consummation of the transactions contemplated in the Participation Offer with the transferee named therein, and (ii) each Co-Seller's execution and delivery of all agreements and other documents as the Holder is required to execute and deliver in connection with such Significant Tag Sale (provided that the Co-Seller shall not be required to make any representations or warranties in connection with such sale or transfer other than representations and warranties as to (A) such Co-Seller's ownership of his or its Common Stock to be sold or transferred free and clear of all liens, claims, and encumbrances, (B) such Co-Seller's power and authority to effect such transfer, and (C) such matters pertaining to compliance with securities laws as the transferee may reasonably require). If any Co-Seller shall accept the Participation Offer, the Holder shall reduce, to the extent necessary, the number of shares of Common Stock it otherwise would have sold in the proposed transfer so as to permit those Co-Sellers who have accepted the Participation Offer to sell the number of shares of Common Stock that they are entitled to sell under this Section 3.2, and the Holder and such Co-Sellers shall transfer the number of shares of Common Stock specified in the Participation Offer to the proposed transferee in accordance with the terms of such transfer as set forth in the Participation Offer.

         3.3 CERTAIN EVENTS NOT DEEMED TRANSFER. In no event shall any exchange, reclassification, or other conversion of shares into any cash, securities, or other property pursuant to a merger or consolidation of the Company or any Subsidiary with, or any sale or transfer by the Company or any Subsidiary of all or substantially all its assets to, any Person constitute a Significant Drag Sale or a Significant Tag Sale for purposes of Section 3.1 or 3.2; PROVIDED, HOWEVER, that all of Holders of Common Stock receive the same consideration per share in such exchange, reclassification, or conversion. In addition, Sections
3.1 and 3.2 shall not apply to any transfer, sale, or disposition of shares of Common Stock solely among Holders.

         3.4 REPLACEMENT OF SECURITIES. If a mutilated certificate representing Common Stock is surrendered to the Company or if the Holder of a certificate representing Common Stock claims and submits an affidavit or other evidence, satisfactory to the Company, to the effect that any such certificate has been lost, destroyed, or wrongfully taken, the Company shall issue a replacement certificate if the Company's requirements are met. If required by the Company, such security holder must provide an indemnity bond, or other form of indemnity, sufficient in the judgment of the Company to protect the Company against any loss which may be suffered; provided, however, that no indemnity bond or other form of indemnity shall be required from a Holder who is an Accredited Investor.

         3.5 RESTRICTIVE LEGEND. Each certificate representing Common Stock issued to each Holder or a subsequent transferee shall include a legend in substantially the following form:

                  THIS SECURITY IS SUBJECT TO CERTAIN RIGHTS AND RESTRICTIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT DATED AS OF JULY 1, 1998, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.




                              Page 59 of 136 Pages

                                   ARTICLE IV
                                   TERMINATION
                                   -----------

         4.1 TERMINATION. The provisions of this Agreement shall terminate on July 1, 2003.

                                    ARTICLE V
                                  MISCELLANEOUS
                                  -------------

         5.1 NOTICES. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier, or registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

                  If to the Company:
                  ------------------

                           Central Reserve Life Corporation
                           17800 Royalton Road
                           Strongsville, Ohio 44136
                           Facsimile No.: (440) 572-4501
                           Attention:  Fred Lick, Jr.

     If to any Holder, at its address listed on the signature pages hereof.

     Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     5.2 LEGAL HOLIDAYS. A "LEGAL HOLIDAY" used with respect to a particular place of payment is a Saturday, a Sunday, or a day on which banking institutions at such place are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest on the amount of such payment shall accrue for the intervening period.

     5.3 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

     5.4 SUCCESSORS AND ASSIGNS. Whether or not an express assignment has been made pursuant to the provisions of this Agreement, provisions of this Agreement that are for the Holders' benefit as the holders of any Common Stock are also for the benefit of, and enforceable by, all subsequent holders of Common Stock, except as otherwise expressly provided herein. This Agreement shall be binding upon the Company, each Holder, and their respective successors and assigns.

     5.5 DUPLICATE ORIGINALS. All parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together shall represent the same agreement.

     5.6 SEVERABILITY. In case any provision in this Agreement shall be held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.




                              Page 60 of 136 Pages

         5.7   NO WAIVERS; AMENDMENTS

                  5.7.1 No failure or delay on the part of the Company or any Holder in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law, in equity, or otherwise.

                  5.7.2 Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Holders; provided that no amendment or waiver that is adverse to any Holder that owns more than 5% of the outstanding Common Stock shall be effective as to that Holder prior to the three year anniversary of the date hereof without such Holder's consent.


                 [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]





                              Page 61 of 136 Pages

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                        CENTRAL RESERVE LIFE CORPORATION


                                            By:        /s/ Frank W. Grimone
                                                       ------------------------
                                            Name:      Frank W. Grimone
                                            Title:     CFO






                              Page 62 of 136 Pages

                    SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

           INSURANCE PARTNERS, L.P.

            By:     Insurance GenPar, L.P.,
                    its general partner

                    By:        Insurance GenPar MGP, L.P.,
                               its general partner

                               By:    Insurance GenPar MGP, Inc.,
                                      its general partner


                                       By:
                                          --------------------------
                                       Name:
                                            ------------------------
                                       Title:
                                             -----------------------


                           Address:

                           One Chase Manhattan Plaza
                           44th Floor
                           New York, New York 10005
                           Attention: Bradley E. Cooper

                           Copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10153
                           Attention:  Thomas A. Roberts




                              Page 63 of 136 Pages

        SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

          INSURANCE PARTNERS OFFSHORE (BERMUDA), L.P.

              By:  Insurance GenPar (Bermuda), L.P.,
                   its general partner

                   By:   Insurance GenPar MGP (Bermuda), L.P.,
                         its general partner

                         By: Insurance GenPar MGP (Bermuda), Inc., its general partner


                                By:
                                   -----------------------------
                                Name:
                                     ---------------------------
                                Title:
                                     ---------------------------


                           Address:

                           One Chase Manhattan Plaza
                           44th Floor
                           New York, New York 10005
                           Attention: Bradley & Cooper

                           Copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10153
                           Attention:  Thomas A. Roberts




                              Page 64 of 136 Pages

              SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

                         STRATEGIC ACQUISITION PARTNERS, LLC


                         By:
                            --------------------------------
                         Name:
                              ------------------------------
                         Title:
                               -----------------------------

                         Address:

                         1750 East Golf Road
                         Suite 210
                         Chicago, Illinois 60173

                         Copy to:

                         McDermott, Will & Emery
                         227 West Monroe Street
                         Chicago, Illinois 60606
                         Attention: Stanley H. Meadows, P.C.




                              Page 65 of 136 Pages

           SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT


                      /s/ Peter W. Nauert
                      -----------------------------
                      Peter W. Nauert

                      Address:

                      1750 East Golf Road
                      Suite 210
                      Schaumburg, Illinois 60173

               Copy to:

                      McDermott, Will & Emery
                      227 West Monroe Street
                      Chicago, Illinois 60606
                      Attention: Stanley H. Meadows, P.C.





                              Page 66 of 136 Pages

        SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT


                  /s/ Michael A. Cavataio
                  -----------------------------------
                  Michael A. Cavataio

          Address:

                  3125 Ramsgate Road
                  Rockford, Illinois 61114





                              Page 67 of 136 Pages

              SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

                                           MERCANTILE BANK OF NORTHERN ILLINOIS,
                                           TRUSTEE OF THE CONSECO STOCK OPTION
                                           DIRECTOR PLAN FBO
                                           MICHAEL CAVATAIO #08590033

                                           By:
                                             --------------------------------
                                           Name:
                                                -----------------------------
                                           Title:
                                                 ----------------------------


                                           Address:

                                           P.O. Box 30
                                           Freeport, Illinois 61032

                                           Copy to:

                                           Michael A. Cavataio
                                           3125 Ramsgate Road
                                           Rockford, Illinois 61114






                              Page 68 of 136 Pages

                    SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

                                 MERCANTILE BANK OF NORTHERN  ILLINOIS,
                                 TRUSTEE OF THE CONSECO STOCK OPTION
                                 DIRECTOR PLAN FBO
                                 MICHAEL CAVATAIO #08590034


                                 By:
                                    ---------------------------------
                                 Name:
                                      -------------------------------
                                 Title:
                                       ------------------------------


                                 Address:

                                 P.O. Box 30
                                 Freeport, Illinois 61032

                                 Copy to:

                                 Michael A. Cavataio
                                 3125 Ramsgate Road
                                 Rockford, Illinois 61114




                              Page 69 of 136 Pages

                    SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT


                                            /s/ Karon Hill
                                            -----------------------------
                                            Karon Hill

                                    Address:

                                            1750 East Golf Road
                                            Suite 210
                                            Schaumburg, Illinois 60173





                              Page 70 of 136 Pages

                    SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT


                                            /s/ Val Rajic
                                            -----------------------------
                                            Val Rajic

                                    Address:

                                            1750 East Golf Road
                                            Suite 210
                                            Schaumburg, Illinois 60173





                              Page 71 of 136 Pages

                    SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

                                    TURKEY VULTURE FUND XIII, LTD.


                                            By:
                                               --------------------------
                                            Name:
                                                 ------------------------
                                            Title:
                                                  -----------------------


                                    Address:

                                    7001 Center Street
                                    Mentor, Ohio  44060
                                    Attention: Richard M. Osborne

                                    Copy to:

                                    Kohrman Jackson & Krantz, P.L.L.
                                    1375 East Ninth Street
                                    One Cleveland Center, 20th Floor
                                    Cleveland, Ohio  44114
                                    Attention:  Marc C. Krantz




                              Page 72 of 136 Pages

                    SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT


                                            /s/ Marc C. Krantz
                                            -----------------------------
                                            Marc C. Krantz

                                    Address:

                                    Kohrman Jackson & Krantz, P.L.L.
                                    1375 East Ninth Street
                                    One Cleveland Center, 20th Floor
                                    Cleveland, Ohio  44114






                              Page 73 of 136 Pages

                    SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

                        KRANTZ FAMILY LIMITED PARTNERSHIP


                        By:      /s/ Byron S. Krantz
                                 ----------------------------------------
                                 Byron S. Krantz, its General Partner


             Address:

             Kohrman Jackson & Krantz, P.L.L.
             1375 East Ninth Street
             One Cleveland Center, 20th Floor
             Cleveland, Ohio  44114




                              Page 74 of 136 Pages

                    SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

                   MEDICAL MUTUAL OF OHIO


                   By:
                     ---------------------------
                   Name:
                        ------------------------
                   Title:
                         -----------------------

           Address:

           2060 East Ninth Street
           Cleveland, Ohio 44115
           Attention: General Counsel





                              Page 75 of 136 Pages

       SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

                  UNITED PAYORS AND UNITED PROVIDERS, INC.


                  By:
                    -----------------------------------
                  Name:
                      ---------------------------------
                  Title:
                       --------------------------------


          Address:

          2275 Research Blvd.
          6th Floor
          Rockville, Maryland 20850
          Attention: Joe Mott





                              Page 76 of 136 Pages

        SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT


                   /s/ Howard R. Conant
                   --------------------------------
                   Howard R. Conant

           Address:

           c/o Lunn Partners
           209 South LaSalle Street
           Chicago, Illinois 60604
           Attention: John Cochrane





                              Page 77 of 136 Pages

           SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

                      JOSEPH CUSIMANO IRA


                      By:
                         --------------------------
                      Name:
                          -------------------------
                      Title:
                            -----------------------


              Address:

              c/o Lunn Partners
              209 South LaSalle Street
              Chicago, Illinois 60604





                              Page 78 of 136 Pages

       SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

                  LEG PARTNERS SBIC, L.P.


                  By:
                    --------------------------
                  Name:
                       -----------------------
                  Title:
                       -----------------------


          Address:

          230 Park Avenue
          19th Floor
          New York, New York 10169
          Attention: Lawrence Golub





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